September 4, 2001



VIA EDGAR
---------
Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA 19380-1478

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 for the Separate Account B (File No. 333-57218). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very Truly Yours,

                                SUTHERLAND ASBILL & BRENNAN LLP



                                By: /s/ Stephen E. Roth
                                    --------------------------
                                    Stephen E. Roth